UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2019

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2019, ExOne Property GmbH and ExOne GmbH, the German subsidiaries (the “Subsidiaries”) of The ExOne Company (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Solidas Immobilien und Grundbesitz GmbH, a private, unaffiliated German real estate investor (the “Buyer”), for the sale of the Company’s European headquarters and manufacturing facility in Gersthofen, Germany (the “Facility”). The Subsidiaries will receive €17.0 million (or approximately $18.8 million) in proceeds from the sale.

Concurrently with the execution of the Purchase Agreement, ExOne GmbH and the Buyer entered into a rental contract for the Facility (the “Lease”). The initial term of the Lease is three years beginning January 1, 2020, and ExOne GmbH has the option to extend the Lease for two consecutive five-year periods. Under the terms of the Lease, rent is payable monthly, with the initial aggregate annual rent for the Facility totaling €1.5 million (or approximately $1.7 million), plus applicable taxes. This rental rate is fixed during the initial three-year term and is subject to adjustment on an annual basis, in accordance with the consumer price index for Germany, during the five-year extension periods.

The sale-leaseback transaction is subject to regulatory approvals in the Federal Republic of Germany and is expected to close in late 2019 or early 2020.

On December 10, 2019, the Company issued a press release announcing the sale-lease back transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Lease do not purport to be complete. English translations of the Purchase Agreement and the Lease are expected to be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact constitute forward-looking statements for which the Company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act, including statements with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty, and does not undertake, to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to items described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, with respect to the proposed sale-leaseback transaction, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; delays in closing the transaction; difficulties and unanticipated costs in selling and/or leasing back the Facility; fluctuations in foreign currency conversion rates; business disruptions as a result of the lease of the Facility, including possible loss of customers; and diversion of management time to address transaction-related issues.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated December 10, 2019 titled “ExOne Enters into Sale-Leaseback Transaction for German Facility”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

December 10, 2019	/s/ Douglas D. Zemba
(Date)	Douglas D. Zemba Chief Financial Officer